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Exhibit 23.02

                      CONSENT OF  INDEPENDENT AUDITORS


                              Michael L. Stuck
                      7585 E. Redfield Road, Suite 201
                            Scottsdale, AZ 85260



We consent to the reference to our firm under the caption "experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated April 30, 2000 with respect to the audited financial statements of APO Health Inc. submitted in its Annual Report on Form 10-KSB/A that year, filed with the Securities and Exchange Commission filed on March 28, 2001







                       November 26, 2001


                         /S/ MICHAEL L. STUCK, CPA PC
                       Scottsdale, Arizona
                       November 26, 2001